EXHIBIT 99.1


                         CERTIFICATION PURSUANT TO
                          18 U.S.C. SECTION 1350
                                    AND
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of The M.D.C. Holdings, Inc. 401(k) Savings Plan (the "Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on May 30, 2003, and as amended on the date hereof (the "Report"), the undersigned, as a member of The M.D.C. Holdings, Inc. 401(k) Savings Plan Administrative Committee, hereby certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the statements of net assets available for benefits and the statements of changes in net assets available for benefits of the Plan.


         Date: June 30, 2002.          By:  /s/ John J. Heaney
                                           -------------------------------

                                                John J. Heaney, Member
                                                The M.D.C. Holdings, Inc.
                                                401(k) Savings Plan
                                                Administrative Committee

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.